UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 276, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 786-6444

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2008, El Capitan Precious Metals, Inc. (the “Company” or “ECPN”) entered into Termination Agreement with Charles C. Mottley whereby the parties terminated a Consulting Agreement entered into on October 1, 2007. Pursuant to the Termination Agreement, Mr. Mottley will be paid the balance of $267,500.00 that was due under the Consulting Agreement in the form of 445,833 unregistered common shares of the Company and the transfer of certain other assets valued at approximately $6,000. Mr. Mottley served as the Company’s Chairman of the Board until his resignation from that position on September 26, 2007, and also previously served as the Chief Executive Officer and President of the Company.

A copy of the Termination Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by reference. The Company previously disclosed the terms of the Consulting Agreement in a Current Report on Form 8-K filed with the SEC on October 5, 2007.

Item 2.01 Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Termination Agreement with Charles C. Mottley dated June 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: June 20, 2008	By:	/s/ R. William Wilson
R. William Wilson
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
10.1	Termination Agreement with Charles C. Mottley dated June 18, 2008.